UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 4, 2012 (May 2, 2012)

______________

POOL CORPORATION
(Exact name of registrant as specified in its charter)

______________

Delaware	0-26640	36-3943363
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

109 Northpark Boulevard, Covington, Louisiana	70433-5001
(Address of principal executive offices)	(Zip Code)

985-892-5521
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

(a)  Annual Meeting of Stockholders

The Annual Meeting of Stockholders of Pool Corporation was held on May 2, 2012.

(b)  Voting Results

Stockholders elected eight directors to serve a one-year term or until their successors are elected and qualified.  The final votes with respect to each director were as follows:

	Number of Shares
	For	Withheld	Broker Non-Votes
Andrew W. Code	41,719,386	511,733	3,134,180
James J. Gaffney	41,678,217	552,902	3,134,180
George T. Haymaker, Jr.	42,118,646	112,473	3,134,180
Manuel J. Perez de la Mesa	42,105,459	125,660	3,134,180
Wilson B. Sexton	42,025,200	205,919	3,134,180
Harlan F. Seymour	42,121,325	109,794	3,134,180
Robert C. Sledd	41,719,538	511,581	3,134,180
John E. Stokely	41,948,343	282,776	3,134,180

Stockholders ratified the retention of Ernst & Young LLP, certified public accountants, as our independent registered public accounting firm for the fiscal year ending December 31, 2012.  The final votes were as follows:

Number of Shares
For	Against	Abstain	Broker Non-Votes
45,117,031	246,832	1,436	–

Stockholders approved, on an advisory and non-binding basis, the compensation of our named executive officers (the say-on-pay vote).  The final votes were as follows:

Number of Shares
For	Against	Abstain	Broker Non-Votes
39,192,685	484,478	2,553,956	3,134,180

Item 7.01  Regulation FD Disclosure.

On May 4, 2012, Pool Corporation issued the press release included herein as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release issued by Pool Corporation on May 4, 2012, announcing the declaration of an increased quarterly cash dividend and the voting results of its annual meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

             POOL CORPORATION

             By:        /s/ MARK W. JOSLIN
               Mark W. Joslin
               Vice President and Chief Financial Officer

Dated: May 4, 2012